                                  EXHIBIT 10.2

                                 PROMISSORY NOTE


U.S. $5,000,000.00                                                MARCH 17, 1998


         FOR VALUE RECEIVED, on the Termination Date (as defined in the Loan Agreement hereinafter defined) the undersigned, Bayfront Ventures, a Florida general partnership (the "Borrower"), promises to pay to the order of BNC Financial Corporation (the "Lender") the principal sum of Five Million and No/100ths Dollars (U.S. $5,000,000.00) or, if less, the aggregate unpaid principal amount of all Advances (as hereinafter defined) made by the Lender to the Borrower pursuant to the Loan Agreement.

         The Borrower promises to pay interest (computed on the basis of the number of days elapsed in a year of 360 days) on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full at a fluctuating annual rate equal to 3.75% per annum above the Prime Rate of Interest; provided, however, that, notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of any Event of Default, the rate of interest hereunder shall be 5.75% per annum above the Prime Rate of Interest (the "Default Rate"). The term "Prime Rate of Interest" shall mean the prime rate of interest published from time to time in the Midwest Edition of the Wall Street Journal as the prime rate; provided, however that:
(a) if a range of rates is published, then the Prime Rate of Interest means the highest rate within the range; and (b) if the Midwest Edition of the Wall Street Journal does not publish the Prime Rate of Interest, then the term "Prime Rate of Interest" shall mean the rate of interest publicly announced by Norwest Bank Minnesota, National Association, Minneapolis Office, as its Prime Rate, Base Rate, Reference Rate or the equivalent of such rate, whether or not such bank makes loans to customers at, above, or below said rate. Interest shall be due and payable on the first day of each calendar month, starting on April 1, 1998, and at maturity. Each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate of Interest.

         Both principal and interest are payable in lawful money of the United States of America to the Lender at 4150 South Second Street, Suite 350, St. Cloud, MN 56301 (or other location specified by the Lender) in immediately available funds.

         This Note is the Note referred to in, and is entitled to the benefits of, the Letter Loan Agreement dated as of March 17, 1998 (the Letter Loan Agreement as amended, modified, supplemented or restated from time to time being the "Loan Agreement;" capitalized terms not otherwise defined herein being used herein as therein defined) between the Borrower and the Lender. The Loan Agreement, among other things, (i) provides for the making of Advances (the "Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note; (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events prior to the maturity hereof upon the terms and conditions therein specified; (iii) contains provisions for the mandatory prepayment hereof upon certain conditions; and (iv) permits the voluntary prepayment hereof, without premium or penalty, upon certain conditions.

         Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived. In the event of default, the Borrower agrees to pay costs of collection and reasonable attorneys' fees (whether or not suit is commenced), including, without limitation, attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's judgment or order.

                                       BAYFRONT VENTURES, a Florida general
                                       partnership

                                       By: Concorde Gaming Corporation
                                       A General Partner


                                       By:  /s/ Jerry L. Baum
                                            ------------------------------------
                                       Its: President
                                            ------------------------------------



Subscribed and sworn to before me
this ____ day of March, 1998.



----------------------------------
Notary Public